VOYA CREDIT INCOME FUND

Voya Credit Income Fund

(the “Fund”)

Supplement dated February 6, 2026

to the Fund’s Class A, Class C, Class I, and Class W Common Shares’

Prospectus, (the “Prospectus”)

and related Statement of Additional Information, (the “SAI”)

each dated June 28, 2025, as supplemented

Effective February 27, 2026, Randall Parrish, CFA, will no longer serve as a portfolio manager for the Fund. Effective February 27, 2026, all references to Randall Parrish, CFA as a portfolio manager for the Fund are hereby deleted in their entirety from the Prospectus and SAI.

PLEASE RETAIN THIS SUPPLEMENT FOR FUTURE REFERENCE

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